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                                                                    EXHIBIT 15.1

                                                              September 17, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: ICN Pharmaceuticals, Inc.
    Registration on Form S-4

     We are aware that our reports dated April 29, 1998 and July 31, 1998 on our reviews of interim financial information of ICN Pharmaceuticals, Inc. for the periods ended March 31, 1998 and June 30, 1998, respectively, and included in the Company's quarterly reports on Form 10-Q for the respective quarters then ended are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          /s/    PRICEWATERHOUSECOOPERS LLP
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                                                 PricewaterhouseCoopers LLP
                                                 Newport Beach, CA